UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMENDMENT NO. 1 TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2021

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by TrueBlue, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 2, 2021 (the “Original Filing”) is being filed to delete the following phrase from the chart listing the Key Duties and Responsibilities of the Board Chair on page 14 of the Original Filing: "Participates on an ex officio and non-voting basis in all committees of the Board, subject to each committee's right to exclude such participation during executive sessions and for other good governance purposes."

No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders. Capitalized terms used by not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Original Filing. This Amendment should be read in conjunction with the Original Filing.
AMENDMENT TO PROXY STATEMENT

The disclosure is amended and restated in its entirety to read as follows:

Key Duties and Responsibilities
Board Chair	•Plans the Board meeting calendar.
•Proposes the agenda for meetings of the Board and shareholders, with input from the CEO and other directors.
•Presides at meetings of the Board and the shareholders except: • for executive sessions of independent directors where the Board has determined that the Board Chair is not independent; and
•where the Board Chair has a conflict or elects to delegate such responsibility to another director.
•Maintains effective communications between the Board and the CEO.

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